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IDS Tax-Exempt Bond Fund, Inc.
File No. 2-57328/811-2686

                                           EXHIBIT INDEX


Exhibit (i)      Opinion and Consent of Counsel

Exhibit (j)      Independent Auditors' Consent

Exhibit (n)      Financial Data Schedules

Exhbiti (p)(1)   Directors'Power of Attorney to sign amendments to
                 this Registration Statement